EXHIBIT 99.4
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                                                                 EXECUTION COPY


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                                VOTING AGREEMENT


                                  BY AND AMONG


                                 CP HOLDCO, LLC


                                      AND


              THE ENTITIES AND PERSONS NAMED ON SCHEDULE I HERETO


                          DATED AS OF DECEMBER 5, 2007




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                               TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I   CERTAIN DEFINITIONS...............................................2

     Section 1.1    Capitalized Terms.........................................2
     Section 1.2    Other Definitions.........................................2

ARTICLE II  AGREEMENT TO VOTE.................................................3

     Section 2.1    Agreement to Vote.........................................3
     Section 2.2    Additional Shares.........................................5
     Section 2.3    Restrictions On Transfer, Etc.............................5
     Section 2.4    Acknowledgement...........................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS....................5

     Section 3.1    Authority Relative to This Agreement......................5
     Section 3.2    No Conflict...............................................6
     Section 3.3    Ownership of Shares.......................................6
     Section 3.4    No Finder's Fee...........................................6
     Section 3.5    Reliance by the Purchaser Parties.........................7

ARTICLE IV  ADDITIONAL COVENANTS OF THE SHAREHOLDERS..........................7

     Section 4.1    Restriction On Conversion.................................7
     Section 4.2    Waiver of Appraisal Rights................................7
     Section 4.3    Disclosure................................................7
     Section 4.4    No Inconsistent Agreement; Non-interference;
                    Further Assurances........................................7

ARTICLE V   TERMINATION.......................................................8

     Section 5.1    Termination...............................................8

ARTICLE VI  MISCELLANEOUS.....................................................8

     Section 6.1    Notices...................................................8
     Section 6.2    Parties in Interest.......................................8
     Section 6.3    Governing Law; Consent to Jurisdiction;
                    Waiver of Jury Trial......................................8
     Section 6.4    Severability..............................................9
     Section 6.5    Assignment; Successors and Assigns........................9
     Section 6.6    Amendments; Waivers.......................................9
     Section 6.7    Fees and Expenses.........................................9
     Section 6.8    Entire Agreement.........................................10
     Section 6.9    Remedies Cumulative......................................10
     Section 6.10   Counterparts; Effectiveness; Execution...................10
     Section 6.11   Specific Performance.....................................10

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     Section 6.12   Additional Shareholders..................................10



SCHEDULES

Schedule I        Shareholders
Schedule II       Owned Shares; Company Derivatives





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                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "AGREEMENT") is dated as of December 5, 2007, by and among CP Holdco, LLC, a Delaware limited liability company ("PARENT") and the entities and persons set forth on SCHEDULE I attached hereto (each, a "SHAREHOLDER" and collectively, the "SHAREHOLDERS").

                                    RECITALS

     WHEREAS, concurrently with the execution of this Agreement, Parent, CP Merger Co., a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB", and, jointly with Parent, the "PURCHASER PARTIES") and Critical Path, Inc., a California corporation (the "COMPANY") have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented, modified from time to time, the "MERGER AGREEMENT"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "MERGER") and certain other transactions contemplated therein, upon the terms and subject to the conditions set forth therein;

     WHEREAS,  in connection with the  transactions  contemplated by the Merger
Agreement,   the  Company  proposes  to  amend  and  restate  its  Articles  of
Incorporation (the "RESTATED ARTICLES");

     WHEREAS, each Shareholder is the record and Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, that number of shares of (i) Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK"), (ii) Series D Cumulative Redeemable Convertible Preferred Stock, par value $0.001 per share, of the Company (the "SERIES D PREFERRED STOCK") and/or
(iii) Series E Redeemable Convertible Preferred Stock, par value $0.001 per share, of the Company (the "SERIES E PREFERRED STOCK"), set forth next to such Shareholder's name on SCHEDULE II hereto; and

     WHEREAS, as an inducement and condition to the Purchaser Parties entering into the Merger Agreement and incurring the obligations therein, the Purchaser Parties have required that each Shareholder enter into this Agreement and the Shareholders, as an inducement to the Purchaser Parties entering into the Merger Agreement and incurring the obligations therein, have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:


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                                   ARTICLE I

                              CERTAIN DEFINITIONS

     Section 1.1 CAPITALIZED TERMS. Each capitalized term used in this Agreement and not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

     Section 1.2 OTHER DEFINITIONS. For the purposes of this Agreement:

            (a)    "AGREEMENT" has the meaning set forth in the Preamble.

            (b) "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

            (c) "CK SHAREHOLDERS" means, collectively, those Shareholders set forth under the heading "CK Shareholders" in SCHEDULE I hereto.

            (d)    "COMMON STOCK" has the meaning set forth in the Recitals.

            (e)    "EXPIRATION  TIME"  has the  meaning  set  forth in  Section
2.1(a).

            (f) "GA SHAREHOLDERS" means, collectively, those Shareholders set forth under the heading "GA Shareholders" in SCHEDULE I hereto.

            (g) "LEGAL ACTIONS" means any claims, actions, suits, demand letters, judicial, administrative or regulatory proceedings, or hearings, notices of violation, or investigations.

            (h)    "MERGER AGREEMENT" has the meaning set forth in the Recitals.

            (i)    "MERGER SUB" has the meaning set forth in the Recitals.

            (j)    "OWNED SHARES" has the meaning set forth in Section 2.1(a).

            (k)    "PARENT" has the meaning set forth in the Preamble.

            (l) "PERMITS" means all authorizations, licenses, consents, certificates, registrations, approvals, orders and other permits of any Governmental Authority.

            (m)    "PURCHASER PARTIES" has the meaning set forth in the Recital.

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            (n)    "REPRESENTATIVE"  means,  with  respect  to  any  particular
Person, any director, officer, employee, agent or other representative of such Person, including any consultant, accountant, legal counsel or investment banker.

            (o) "RESTATED ARTICLES" has the meaning set forth in the Recitals.

            (p) "SERIES D PREFERRED STOCK" has the meaning set forth in the Recitals.

            (q) "SERIES E PREFERRED STOCK" has the meaning set forth in the Recitals.

            (r)    "SHAREHOLDER" has the meaning set forth in the Preamble.

            (s) "SHARES" shall mean, for the purposes of this Agreement, all the shares of Common Stock, Series D Preferred Stock, Series E Preferred Stock and other voting securities into which such shares may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of such shares and entitled to vote in respect of the matters contemplated by Article II and all other capital stock of the Company entitled to vote in respect of the matters contemplated by Article II.

            (t) "SHAREHOLDERS' MEETING" has the meaning set forth in Section 2.1(a).

            (u) "TRANSFER" means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance, hypothecation or other disposition of such security or the Beneficial Ownership thereof (including by operation of Law), or the entry into any Contract to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security or other rights in or of such security, the granting of any proxy with respect to such security, depositing such security into a voting trust or entering into a voting agreement with respect to such security.

                                   ARTICLE II

                               AGREEMENT TO VOTE

     Section 2.1 AGREEMENT TO VOTE.

            (a) Subject to the terms and conditions hereof, each Shareholder, severally and not jointly, hereby irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of
(i) the conversion, after the Reverse Split, of all then outstanding shares of Series D Preferred Stock and Series E Preferred Stock into shares of Common Stock, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the written agreement of the Purchaser Parties, the GA

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Shareholders and the CK Shareholders to terminate this Agreement (such earliest occurrence being the "EXPIRATION TIME"), at any meeting (whether annual or special, and at each adjourned or postponed meeting) of the Company's shareholders, however called, or in any other circumstances (including any action by written consent) upon which a vote or other consent or approval is sought (any such meeting or other circumstance, a "SHAREHOLDERS' MEETING"), each Shareholder will (x) appear at such a meeting or otherwise cause its Owned Shares to be counted as present thereat for purposes of calculating a quorum and respond to any other request by the Company for written consent, if any, and, unless otherwise expressly consented to in writing by the Purchaser Parties, in their sole discretion, and (y) vote, or cause to be voted, all of such Shareholder's Shares Beneficially Owned by such Shareholder as of the relevant time ("OWNED SHARES") (A) in favor of the adoption of the Merger Agreement (whether or not recommended by the Company Board of Directors or any committee thereof) and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of the adoption of the Restated Articles (whether or not recommended by the Company's Board of Directors or any committee thereof), and (C) in favor of the approval of any other matter to be approved by the shareholders of the Company to facilitate the transactions contemplated by the Merger Agreement and the filing of the Restated Articles. In addition, upon written notice from any GA Shareholder or any CK Shareholder that such GA Shareholder or CK Shareholder is electing to convert its shares of Series D Preferred Stock (if any) and Series E Preferred Stock into shares of Common Stock, each other Shareholder holding any shares of Series D Preferred Stock or Series E Preferred Stock shall immediately elect to convert all of its shares of Series D Preferred Stock and Series E Preferred Stock into shares of Common Stock pursuant to Section 7(aa) of Article V.C of the Restated Articles then in effect.

            (b) Notwithstanding anything to the contrary contained in this Agreement, each of Peter Kellner, Richmond I, LLC, Richmond III, LLC, the Kellner Foundation, George Kellner, Trust FBO Peter and Catherine Kellner, Catherine Kellner, Clara Kellner and Paul Kellner (collectively, the "CURRENT KELLNER SHAREHOLDERS") and Richmond CP LLC ("RICHMOND CP"), hereby jointly and severally agree that (i) as soon as practicable after the date hereof (but in any event not more than five (5) days after the date hereof), each of the Current Kellner Shareholders shall assign, transfer, convey and deliver to Richmond CP, and Richmond CP shall accept the assignment and transfer from such Current Kellner Shareholder, all of the right, title and interest in and to (x) the Owned Shares of such Current Kellner Shareholder set forth opposite its name on SCHEDULE II attached hereto and (y) all rights and obligations (including, without limitation, the obligation to vote its Owned Shares pursuant to the terms hereof) of such Current Kellner Shareholder pursuant to or arising out of this Agreement, and (ii) upon such assignment and transfer, Richmond CP hereby assumes and agrees to perform and discharge in full as and when due any and all liabilities and obligations of each of the Current Kellner Shareholders, of any type whatsoever, arising out of or relating to the Owned Shares or this Agreement, whether accruing before, on or after the date hereof. Upon the completion of such transfers pursuant to this Section 2.1(b), SCHEDULE II hereto shall be amended in accordance with the provisions of Section 6.6.

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     Section  2.2  ADDITIONAL  SHARES.  Each  Shareholder,  severally  and  not jointly, hereby agrees, while this Agreement is in effect, promptly to notify the Purchaser Parties of the number of any new Shares or equivalent thereof with respect to which Beneficial Ownership is acquired by such Shareholder, if any, after the date hereof and before the Expiration Time. Any such Shares shall automatically become subject to the terms of this Agreement as Owned Shares as though owned by such Shareholder as of the date hereof.

     Section 2.3 RESTRICTIONS ON TRANSFER, ETC. Except as provided for herein, each Shareholder, severally and not jointly, agrees, from the date hereof until the Expiration Time, not to (i) directly or indirectly Transfer, offer to Transfer or contract to Transfer any Owned Shares or Company Derivatives (other than (x) Transfers to Parent pursuant to that certain Conversion and Contribution Agreement, dated the date hereof, among Parent and the shareholders of the Company named therein and (y) Transfers by each Current Kellner Shareholder to Richmond CP pursuant to Section 2.1(b)); (ii) tender any Owned Shares or Company Derivatives into any tender or exchange offer; or (iii) otherwise restrict the ability of such Shareholder freely to exercise all voting rights with respect thereto. Any action attempted to be taken in violation of the preceding sentence shall be deemed null and void. Each Shareholder, severally and not jointly, further agrees to authorize and hereby authorizes the Purchaser Parties and the Company to notify the Company's transfer agent and the Paying Agent that there is a stop transfer order with respect to all of the Owned Shares and that this Agreement places limits on the voting of the Owned Shares.

     Section 2.4 ACKNOWLEDGEMENT. Each Shareholder hereby acknowledges receipt and review of a copy of the Merger Agreement.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     The Shareholders, severally and not jointly, represent and warrant to the Purchaser Parties as of the date of this Agreement and at all times during the term of this Agreement, as follows:

     Section 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. (i) Each Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to fulfill and perform such Shareholder's obligations hereunder and to consummate the transactions contemplated hereby and (ii) the execution and delivery of this Agreement by each Shareholder and the consummation by each Shareholder of the transactions to be consummated by it as contemplated hereby have been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding agreement of such Shareholder enforceable by the Purchaser Parties against such Shareholder in accordance with its terms and no other proceedings on the part of such Shareholder are necessary to authorize this Agreement, to perform such obligations or to consummate such transactions.

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     Section 3.2 NO  CONFLICT.  Other than the filing by a  Shareholder  of any reports with the SEC required by Sections 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this Agreement by a Shareholder, the consummation by a Shareholder of the transactions contemplated hereby or compliance by a Shareholder with any of the provisions hereof (i) requires any consent or other permit of, or filing with or notification to, any Governmental Authority or any other Person by such Shareholder, (ii) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any organizational document or contract to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets (including such Shareholder's Owned Shares) may be bound, (iii) violates any Law applicable to such Shareholder or any of such Shareholder's properties or assets (including such Shareholder's Owned Shares), or (iv) results in a Lien upon any of such Shareholder's properties or assets (including such Shareholder's Owned Shares).

     Section 3.3 OWNERSHIP OF SHARES. The number of Shares of the Company constituting Owned Shares of each Shareholder as of the date hereof and the number and type of Company Derivatives held or Beneficially Owned by such Shareholder are set forth next to such Shareholder's name on SCHEDULE II of this Agreement. Such Shareholder is, and in the case of Richmond CP, will be upon transfer of the Owned Shares by the Current Kellner Shareholders as provided in Section 2.1(b) hereof, the record and Beneficial Owner and has, and in the case of Richmond CP, upon such transfer of the Owned Shares by the Current Kellner Shareholders will have, good, valid and marketable title, free and clear of any Liens (other than those arising under this Agreement), of the Owned Shares, and, except as provided in this Agreement, has, and in the case of Richmond CP, upon transfer of the Owned Shares by the Current Kellner
Shareholders as provided in Section 2.1(b) hereof will have, full and unrestricted power to dispose of and vote all of such Shareholder's Owned Shares without the consent or approval of, or any other action on the part of any other Person, and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any voting or similar agreement with respect to, such Shareholder's Owned Shares. The Owned Shares set forth next to such Shareholder's name on SCHEDULE II hereto constitute all of the capital stock of the Company that is Beneficially Owned by such Shareholder as of the date hereof, and, except for such Shareholder's Owned Shares and Company Derivatives and the Owned Shares and Company Derivatives owned by the other Shareholders who are parties to this Agreement, such Shareholder and such Shareholder's Affiliates do not Beneficially Own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Shares or any securities convertible into Shares.

     Section 3.4 NO FINDER'S FEE. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholders.

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     Section  3.5  RELIANCE  BY  THE  PURCHASER   PARTIES.   Each   Shareholder
understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholders' execution and delivery of this Agreement.

                                   ARTICLE IV

                    ADDITIONAL COVENANTS OF THE SHAREHOLDERS

     Section 4.1 RESTRICTION ON CONVERSION. Each Shareholder, severally and not jointly, hereby agrees, from the date hereof until the Expiration Time, not to voluntarily convert any shares of Series D Preferred Stock, Series E Preferred Stock or any other capital stock of the Company held or Beneficially Owned by such Shareholder into shares of Common Stock, PROVIDED that, for the avoidance of doubt, voting in favor of the Restated Articles in accordance with Section 2.1(a) hereof shall not be deemed a violation of this Section 4.1. Notwithstanding the foregoing restriction, Shareholders holding shares of Series D Preferred Stock may convert that number of shares of Series D Preferred Stock pursuant to and in satisfaction of their respective obligations under Section 1.1 of the Conversion and Contribution Agreement, dated as of the date hereof, by and among such Shareholders, Parent and the other Shareholders named therein, as the same may be amended from time to time.

     Section 4.2 WAIVER OF APPRAISAL RIGHTS. Each Shareholder, severally and not jointly, hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenters' rights or any similar rights under applicable Laws (including, without limitation, the CGCL) relating to the Merger and the other transactions contemplated by the Merger Agreement, the adoption of the Restated Articles or any related transaction that such Shareholder may directly or indirectly have by virtue of the record or Beneficial Ownership of any Shares.

     Section 4.3 DISCLOSURE. Each Shareholder, severally and not jointly, hereby authorizes the Purchaser Parties and the Company to publish and disclose in any announcement or disclosure required by the SEC or other Governmental Authority such Shareholder's identity and ownership of the Owned Shares and the nature of such Shareholder's obligation under this Agreement.

     Section 4.4 NO INCONSISTENT AGREEMENT; NON-INTERFERENCE; FURTHER ASSURANCES. Each Shareholder, severally and not jointly, hereby covenants and agrees that it shall not enter into any agreement that would restrict, limit or interfere with the performance of its obligations hereunder or under the Merger Agreement. Each Shareholder, severally and not jointly, agrees that, prior to the termination of this Agreement, such Shareholder shall not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement. Each Shareholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by the Purchaser

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Parties to confirm  and  assure  the rights and  obligations  set forth in this
Agreement or to consummate the transactions contemplated by this Agreement.

                                   ARTICLE V

                                  TERMINATION

     Section 5.1 TERMINATION. This Agreement shall terminate without further action at the Expiration Time; PROVIDED that, notwithstanding the foregoing,
Article VI of this Agreement shall survive any termination of this Agreement. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any breach of this Agreement prior to the time of termination.

                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1 NOTICES. Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand or overnight courier service or by facsimile, (i) if to a Shareholder, to the address set forth below such Shareholder's name on Schedule I hereto, and (ii) if to the Purchaser Parties, in accordance with Section 8.3 of the Merger Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (A) if delivered by hand or overnight courier service, when such delivery is made at the address specified in this Section 6.1, or (B) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6.1 and appropriate confirmation is received.

     Section 6.2 PARTIES IN INTEREST. Other than with respect to the parties to this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 6.3 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with and governed by the law of the state of Delaware. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATED TO THIS

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AGREEMENT OR THE TRANSACTIONS  CONTEMPLATED  HEREBY. EACH OF THE PARTIES HERETO
HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, AMONG OTHER THINGS, BY THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

     Section 6.4 SEVERABILITY. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

     Section 6.5 ASSIGNMENT; SUCCESSORS AND ASSIGNS. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so shall be null and void; except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or any direct or indirect wholly-owned subsidiary of Parent. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, heirs, executors, or devises.

     Section 6.6 AMENDMENTS; WAIVERS. This Agreement may not be amended, and no provision hereof may be waived, except by the express written agreement signed by Parent, the GA Shareholders and the CK Shareholders, which agreement shall be binding upon all of the Shareholders. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

     Section 6.7 FEES AND EXPENSES. Except as expressly provided in this Agreement, each party is responsible for its own fees and expenses (including the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entry into of this Agreement and the consummation of the transactions contemplated hereby.

     Section 6.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

Section 6.9 REMEDIES CUMULATIVE. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

     Section 6.10 COUNTERPARTS; EFFECTIVENESS; EXECUTION. This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement will become effective and binding upon each Shareholder when executed by such Shareholder and the Purchaser Parties. This Agreement may be executed by facsimile signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

     Section 6.11 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur to Parent in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article V, Parent will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent is entitled at law or in equity.

     Section 6.12 ADDITIONAL SHAREHOLDERS. Additional Shareholders shall become a party to this Agreement upon their execution of this Agreement. Any such additional Shareholders who become parties to this Agreement shall not affect the rights and obligations of any other party hereto.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.


                                             CP HOLDCO, LLC

                                             By: /s/ Tom C. Tinsley
                                                 ------------------------------
                                                 Name:  Tom C. Tinsley
                                                 Title: President


                                             CP MERGER CO.

                                             By: /s/ Tom C. Tinsley
                                                 ------------------------------
                                                 Name:  Tom C. Tinsley
                                                 Title: President




                       SIGNATURE PAGE TO VOTING AGREEMENT

                                             GA SHAREHOLDERS:


                                             GENERAL ATLANTIC PARTNERS 74, L.P.

                                             By:    General Atlantic LLC,
                                                    Its general partner


                                             By: /s/ Matthew Nimetz
                                                 ------------------------------
                                                 Name:   Matthew Nimetz
                                                 Title:  Managing Director



                                             GAPSTAR, LLC

                                             By:     General Atlantic LLC,
                                                     Its sole member


                                             By: /s/ Matthew Nimetz
                                                 ------------------------------
                                                 Name:   Matthew Nimetz
                                                 Title:  Managing Director



                                             GAP COINVESTMENT PARTNERS II, L.P.


                                             By: /s/ Matthew Nimetz
                                                 ------------------------------
                                                 Name:   Matthew Nimetz
                                                 Title:  A General Partner



                                             GAPCO GMBH & CO. KG

                                             By:     GAPCO Management GmbH,
                                                     Its general partner


                                             By: /s/ Matthew Nimetz
                                                 ------------------------------
                                                 Name:   Matthew Nimetz
                                                 Title:  Managing Director



                       SIGNATURE PAGE TO VOTING AGREEMENT

                                             CK SHAREHOLDERS


                                             CAMPINA ENTERPRISES LIMITED



                                             By: /s/ Ip Tak Chuen, Edmond
                                                 ------------------------------
                                                 Name:  Ip Tak Chuen, Edmond
                                                 Title: Director


                                             CENWELL LIMITED



                                             By: /s/ Ip Tak Chuen, Edmond
                                                 ------------------------------
                                                 Name:  Ip Tak Chuen, Edmond
                                                 Title: Authorised Person


                                             DRAGONFIELD LIMITED



                                             By: /s/ Li Tzar Kuoi, Victor
                                                 ------------------------------
                                                 Name:  Li Tzar Kuoi, Victor
                                                 Title: Director


                                             LION COSMOS LIMITED



                                             By: /s/ Pau Yee Wan, Ezra
                                                 ------------------------------
                                                 Name:   Pau Yee Wan, Ezra
                                                 Title:  Director



                       SIGNATURE PAGE TO VOTING AGREEMENT

                                  ACE PARAGON HOLDINGS LIMITED



                                  By: /s/ Luke Peng       /s/ Felicia Lim
                                      ------------------------------------------
                                      Name:  Luke Peng    Name:  Felicia Lim
                                      Title: CEO          Title: Senior Director




                       SIGNATURE PAGE TO VOTING AGREEMENT

                                             RICHMOND CP LLC



                                             By: /s/ Peter Kellner
                                                 ------------------------------
                                                 Name:   Peter Kellner
                                                 Title:  Managing Member


                                             /s/ Peter Kellner
                                             ----------------------------------
                                             Peter Kellner


                                             RICHMOND I, LLC



                                             By: /s/ Peter Kellner
                                                 ------------------------------
                                                 Name:   Peter Kellner
                                                 Title:  Managing Director


                                             RICHMOND III, LLC



                                             By: /s/ Peter Kellner
                                                 ------------------------------
                                                 Name:   Peter Kellner
                                                 Title:  Managing Director



                       SIGNATURE PAGE TO VOTING AGREEMENT

                                             /s/ George Kellner
                                             ----------------------------------
                                             George Kellner


                                             THE KELLNER FOUNDATION



                                             By: /s/ George Kellner
                                                 ------------------------------
                                                 Name:  George Kellner
                                                 Title: Authorized Signatory


                                             TRUST FBO PETER AND
                                             CATHERINE KELLNER



                                             By: /s/ George Kellner
                                                 ------------------------------
                                                 Name:  George Kellner
                                                 Title: Trustee


                                             /s/ Catherine Kellner
                                             ----------------------------------
                                             Catherine Kellner


                                             /s/ Clara Kellner
                                             ----------------------------------
                                             Clara Kellner


                                             /s/ Paul Kellner
                                             ----------------------------------
                                             Paul Kellner



                       SIGNATURE PAGE TO VOTING AGREEMENT

                                             VECTIS-CP HOLDINGS, LLC



                                             By: /s/ Matthew T. Hobart
                                                 ------------------------------
                                                 Name:  Matthew T. Hobart
                                                 Title: Managing Director




                       SIGNATURE PAGE TO VOTING AGREEMENT

                                             CROSSLINK CROSSOVER FUND IV, LP



                                             By: /s/ Gerri Grossmann
                                                 ------------------------------
                                                 Name:  Gerri Grossmann
                                                 Title: Chief Financial Officer



                       SIGNATURE PAGE TO VOTING AGREEMENT

                                   SCHEDULE I

                                  SHAREHOLDERS

                  1.  GA SHAREHOLDERS

                  General Atlantic Partners 74, L.P.

                           c/o General Atlantic Service Company, LLC
                           3 Pickwick Plaza
                           Greenwich, CT 06830
                           Telecopier: (203) 302-3044
                           Attention:  David A. Rosenstein

                  GapStar, LLC

                           c/o General Atlantic Service Company, LLC
                           3 Pickwick Plaza
                           Greenwich, CT 06830
                           Telecopier: (203) 302-3044
                           Attention:  David A. Rosenstein

                  GAP Coinvestment Partners II, L.P.

                           c/o General Atlantic Service Company, LLC
                           3 Pickwick Plaza
                           Greenwich, CT 06830
                           Telecopier: (203) 302-3044
                           Attention:  David A. Rosenstein

                  GAPCO GmbH & Co. KG

                           Koenigsallee 62
                           40212 Duesseldorf
                           Germany
                           Telecopier:  49 211 602 888-57
                           Attention:  David A. Rosenstein

                  2.  CK SHAREHOLDERS

                  Campina Enterprises Limited

                           7th Floor, Cheung Kong Center
                           2 Queen's Road Central
                           Hong Kong
                           Telecopier: (852) 2128-8001
                           Attention: Company Secretary

                  Cenwell Limited


                           22nd Floor, Hutchison House
                           10 Harcourt Road
                           Hong Kong
                           Telecopier: (852) 2128-1778
                           Attention: Company Secretary


                  Dragonfield Limited

                           7th Floor, Cheung Kong Center
                           2 Queen's Road Central
                           Hong Kong
                           Telecopier: (852) 2128-8001
                           Attention: Company Secretary

                  Lion Cosmos Limited

                           7th Floor, Cheung Kong Center
                           2 Queen's Road Central
                           Hong Kong
                           Telecopier: (852) 2128-8001
                           Attention: Company Secretary

                  3.  OTHER SHAREHOLDERS

                  Richmond CP LLC


                           c/o Richmond Management LLC
                           645 Madison Avenue, 20th Floor

                           New York, NY 10022
                           Telecopier: (212)838-6742
                           Attention:  Peter B. Kellner


                  Peter Kellner

                           c/o Richmond Management LLC
                           645 Madison Avenue, 20th Floor
                           New York, NY 10022
                           Telecopier: (212)838-6742
                           Attention:  Peter B. Kellner

                  Richmond I, LLC

                           c/o Richmond Management LLC
                           645 Madison Avenue, 20th Floor
                           New York, NY 10022
                           Telecopier: (212)838-6742
                           Attention:  Peter B. Kellner

                  Richmond III, LLC

                           c/o Richmond Management LLC
                           645 Madison Avenue, 20th Floor
                           New York, NY 10022
                           Telecopier: (212)838-6742
                           Attention:  Peter B. Kellner

                  The Kellner Foundation

                           c/o Richmond Management LLC
                           645 Madison Avenue, 20th Floor
                           New York, NY 10022
                           Telecopier: (212)838-6742
                           Attention:  Peter B. Kellner

                  George Kellner

                           c/o Richmond Management LLC
                           645 Madison Avenue, 20th Floor
                           New York, NY 10022
                           Telecopier: (212)838-6742
                           Attention:  Peter B. Kellner

                  Trust FBO Peter and Catherine Kellner

                           c/o Richmond Management LLC
                           645 Madison Avenue, 20th Floor
                           New York, NY 10022
                           Telecopier: (212)838-6742
                           Attention:  Peter B. Kellner

                  Catherine Kellner

                           c/o Richmond Management LLC
                           645 Madison Avenue, 20th Floor
                           New York, NY 10022
                           Telecopier: (212)838-6742
                           Attention:  Peter B. Kellner

                  Clara Kellner

                           c/o Richmond Management LLC
                           645 Madison Avenue, 20th Floor

                           New York, NY 10022
                           Telecopier: (212)838-6742
                           Attention:  Peter B. Kellner

                  Paul Kellner

                           c/o Richmond Management LLC
                           645 Madison Avenue, 20th Floor
                           New York, NY 10022
                           Telecopier: (212)838-6742
                           Attention:  Peter B. Kellner

                  Vectis-CP Holdings, LLC

                           345 California St, Suite 2600
                           San Francisco, California 94104

                  Ace Paragon Holdings Limited

                           80 Robinson Road, 27th Floor
                           Singapore 068898

                  Crosslink Crossover Fund IV, L.P.

                           Two Embarcadero Center, Suite 2200
                           San Francisco, California 94111

                                  SCHEDULE II

                       OWNED SHARES; COMPANY DERIVATIVES

---------------------------------------------------------------------------------------------
            SHAREHOLDER                   OWNED SHARES                COMPANY DERIVATIVE
---------------------------------------------------------------------------------------------
 GENERAL ATLANTIC PARTNERS 74, L.P.  SERIES D: 2,091,218          SERIES F WARRANTS: 146,615
                                     SERIES E: 6,070,185

---------------------------------------------------------------------------------------------
            GAPSTAR, LLC             SERIES D: 159,091             SERIES F WARRANTS: 11,358
                                     SERIES E: 466,928

---------------------------------------------------------------------------------------------
 GAP COINVESTMENT PARTNERS II, L.P.  SERIES D: 295,146             SERIES F WARRANTS: 18,526
                                     SERIES E: 783,036

---------------------------------------------------------------------------------------------
        GAPCO GMBH & CO. KG          SERIES E: 13,183               SERIES F WARRANTS: 285

---------------------------------------------------------------------------------------------
    CAMPINA ENTERPRISES LIMITED      SERIES D: 436,363            SERIES F WARRANTS: 176,784
                                     SERIES E: 3,390,000

---------------------------------------------------------------------------------------------
          CENWELL LIMITED            SERIES D: 436,364                         0
                                     SERIES E: 3,113,333
---------------------------------------------------------------------------------------------
        DRAGONFIELD LIMITED          SERIES E: 666,667                         0
---------------------------------------------------------------------------------------------
        LION COSMOS LIMITED          SERIES E: 1,776,667                       0
---------------------------------------------------------------------------------------------
    ACE PARAGON HOLDINGS LIMITED     SERIES E: 12,916,667                      0
---------------------------------------------------------------------------------------------
          RICHMOND CP LLC                       0                  SERIES F WARRANTS: 32,142
---------------------------------------------------------------------------------------------
           PETER KELLNER             COMMON: 1,454,203                         0
---------------------------------------------------------------------------------------------
          RICHMOND I, LLC            COMMON: 525,807                           0
---------------------------------------------------------------------------------------------
         RICHMOND III, LLC           SERIES E: 1,666,666                       0
---------------------------------------------------------------------------------------------
       THE KELLNER FOUNDATION        COMMON: 498,700                           0
                                     SERIES E: 254,800
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
            SHAREHOLDER                   OWNED SHARES                COMPANY DERIVATIVE
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
           GEORGE KELLNER            COMMON: 455,568                           0
                                     SERIES E: 220,719
---------------------------------------------------------------------------------------------
   TRUST FBO PETER AND CATHERINE     COMMON: 111,100                           0
              KELLNER                SERIES E: 49,855
---------------------------------------------------------------------------------------------
         CATHERINE KELLNER           COMMON: 106,800                           0
                                     SERIES E: 48,815
---------------------------------------------------------------------------------------------
           CLARA KELLNER             COMMON: 50,000                            0
                                     SERIES E: 13,795
---------------------------------------------------------------------------------------------
            PAUL KELLNER             COMMON: 47,300                            0
                                     SERIES E: 12,025
---------------------------------------------------------------------------------------------
      VECTIS-CP HOLDINGS, LLC        COMMON: 5,672,378                         0
---------------------------------------------------------------------------------------------
 CROSSLINK CROSSOVER FUND IV, L.P.   SERIES E: 3,445,370                       0
---------------------------------------------------------------------------------------------